WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                               	EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999
(Thousands)

					      Wisconsin
						Public   	WPS    			     Consolidated
						Service      Leasing,   Eliminations		Statement
					     Corporation	Inc.   	Debit	  Credit	of Income
					     -----------    --------	----- 	  ------     ------------
Operating Revenues
   Electric utility revenues			$527,922    $    - 	$    -	  $    -	$527,922
   Gas utility revenues			 191,521	  - 	     -	       -	 191,521
   Other nonutility				       -     1,453 	 1,453	       -	       -
						 -------     ----- 	 -----	   -----	 -------
      Total Operating Revenues		 719,443     1,453 	 1,453	       -	 719,443
						 -------     ----- 	 -----	   -----	 -------
Operating Expenses
   Electric production fuels			 114,088	  - 	   535	   1,453	 113,170
   Purchased power				  57,390	  - 	     -	       -	  57,390
   Gas purchased for resale			 117,582	  - 	     -	       -	 117,582
   Other operating expenses			 150,808 	 14 	     -	       -	 150,822
   Maintenance					  56,650	  - 	     -	       -	  56,650
   Depreciation and decommissioning		  73,163	535 	     -	     535	  73,163
   Taxes other than income			  26,414 	  - 	     -	       -	  26,414
						 -------     ----- 	 -----	   -----	 -------
      Total Operating Expenses		 596,095 	549 	   535	   1,988	 595,191
						 -------     ----- 	 -----	   -----	 -------
Operating Income				 123,348 	904 	 1,988	   1,988	 124,252
						 -------     ----- 	 -----	   -----	 -------
Other Income and (Deductions)
   Allowance for equity funds
     used during construction			     719 	  - 	     -	       -	     719
   Other, net					   7,768	  - 	     -	     120	   7,888
						 -------     ----- 	 -----	   -----	 -------
      Total Other Income and (Deductions)	   8,487	  - 	     -	     120	   8,607
						 -------     ----- 	 -----	   -----	 -------

Income Before Interest Expense		 131,835       904 	 1,988	   2,108	 132,859
						 -------     ----- 	 -----	   -----	 -------
Interest Expense
   Interest on long-term debt			  20,750     1,105 	     -	       -	  21,855
   Allowance for borrowed funds
     used during construction			  (2,874)        - 	     -	       -	  (2,874)
   Other interest				   5,560         - 	     -	       -	   5,560
						 -------     ----- 	 -----	   -----	 -------
      Total Interest Expense			  23,436     1,105 	     -	       -	  24,541
						 -------     ----- 	 -----	   -----	 -------
Income Before Income Taxes			 108,399      (201)	 1,988	   2,108	 108,318
Income Taxes					  38,184       (81)	     -	       -	  38,103
						 -------     -----  	 -----	   -----	 -------
Net Income					  70,215      (120)	 1,988	   2,108	  70,215

Preferred Stock Dividends Requirements	   3,111         -  	     -	       -	   3,111
						 -------     -----  	 -----	   -----	 -------
Earnings on Common Stock			$ 67,104    $ (120)	$1,988	  $2,108	$ 67,104
						 =======     ===== 	 =====	   =====	 =======
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